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                                                                  EXHIBIT NO. 11

COMPUTATION OF EARNINGS PER COMMON SHARE
Fabri-Centers of America, Inc.
(Thousands of dollars, except share and per share data)

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                                                                   THIRTEEN WEEKS ENDED                 TWENTY-SIX WEEKS ENDED
                                                            ---------------------------------    ---------------------------------
                                                              AUGUST 2,         JULY 27,          AUGUST 2,       JULY 27,
                                                                1997              1996              1997            1996
------------------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER COMMON
SHARE:

Net earnings (loss) before extraordinary item              $     (1,003)     $     (2,416)     $      1,605      $     (1,346)
Extraordinary loss on debt prepayment                            (1,136)             --              (1,136)             --
                                                           ------------      ------------      ------------      ------------
Net earnings (loss)                                        $     (2,139)     $     (2,416)     $        469      $     (1,346)
                                                           ============      ============      ============      ============
Weighted average shares of common stock outstanding
   during the period                                         18,336,452        17,775,272        18,180,378        18,022,119
Incremental shares from assumed exercise of stock
   options - primary                                          1,371,273           642,710         1,289,344           591,876
                                                           ------------      ------------      ------------      ------------
                                                             19,707,725        18,417,982        19,469,722        18,613,995
                                                           ============      ============      ============      ============
Net earnings (loss) before extraordinary item
   per common share                                        $      (0.05)     $      (0.13)     $       0.08      $      (0.07)
Extraordinary loss on debt prepayment
   per common share                                               (0.06)             --               (0.06)             --
                                                           ------------      ------------      ------------      ------------
Net earnings (loss) per common share--primary              $      (0.11)     $      (0.13)     $       0.02      $      (0.07)
                                                           ============      ============      ============      ============

EARNINGS (LOSS) PER COMMON SHARE
ASSUMING FULL DILUTION (a):

Net earnings (loss) before extraordinary item              $     (1,003)     $     (2,416)     $      1,605      $     (1,346)
Interest expense applicable to 6 1/4% convertible
   subordinated debentures, net of tax                              337               556               893             1,113
                                                           ------------      ------------      ------------      ------------
Net earnings (loss) before extraordinary item
   and debenture interest                                          (666)           (1,860)            2,498              (233)
Extraordinary loss on debt prepayment                            (1,136)             --              (1,136)             --
                                                           ------------      ------------      ------------      ------------

Net earnings (loss) before debenture interest              $     (1,802)     $     (1,860)     $      1,362      $       (233)
                                                           ============      ============      ============      ============
Weighted average shares of common stock outstanding
   during the period                                         18,336,452        17,775,272        18,180,378        18,022,119
Incremental shares from assumed exercise of stock
   options - fully diluted                                    1,404,443           670,868         1,344,700           670,868
Incremental shares from assumed conversion of 6 1/4%
   convertible subordinated debentures                        1,558,509         2,337,904         1,948,137         2,337,764
                                                           ------------      ------------      ------------      ------------
                                                             21,299,404        20,783,904        21,473,215        21,030,751
                                                           ============      ============      ============      ============
Net earnings (loss) before extraordinary item per share
   assuming full dilution                                  $      (0.03)     $      (0.09)     $       0.12      $      (0.01)
Extraordinary loss on debt prepayment per share                   (0.05)             --               (0.05)             --
                                                           ------------      ------------      ------------      ------------
Net earnings (loss) per common share
   assuming full dilution                                  $      (0.08)(a)  $      (0.09)(a)  $       0.06(a)   $      (0.01)(a)
                                                           ============      ============      ============      ============


     (a)  This calculation is submitted in accordance with Regulation S-K Item 601(b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.
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